Exhibit 10.3

AMENDMENT TO DIRECTOR AGREEMENT

American Battery Technology Company, a Nevada corporation (the “Company”), and Elizabeth Lowery do hereby amend the Director Agreement dated February 22, 2022, as follows:

With respect to Exhibit A, Section B(b), said paragraph shall be replaced with as follows: “b. Annual Equity Award: Beginning the quarter commencing October 1, 2023, upon resolution by the Board of Directors, the Board Member will receive the following annual equity compensation, paid quarterly in arrears on a pro-rated basis: $150,000, divided by the volume weighted average price (VWAP) of the twenty (20) trading days prior to the applicable end of quarter grant date. For equity compensation earned by the Board Member after the vesting of the last Annual Equity Award but prior to September 30, 2023, the Board Member will receive a one-time payment in the amount of $75,000, divided by the volume weighted average price (VWAP) of the twenty (20) trading days prior to September 30, 2023.”

To Exhibit A, Section B, Compensation, a new subsection shall be added as follows: “e. Board Chairman Compensation: Upon resolution by the Board of Directors, the Board Member will receive the following additional annual compensation for chairing the Board of Directors, paid quarterly in arrears on a pro-rated basis: RSUs equal to $120,000, divided by the volume weighted average price (VWAP) of the twenty (20) trading days prior to the applicable grant day. The Chairman may make an equity election for the cash component according to Exhibit A, Section B(d).”

To Exhibit A, Section B, Compensation, a new subsection shall be added as follows: “f. Compensation in Event of Change of Control: In the case of a Change in Control (as that term is defined in the Company’s Equity Incentive Plan or any subsequent plan that replaces that plan), Board Member is entitled to the following equity compensation, paid upon the occurrence of the Change in Control: $75,000, divided by the volume weighted average price (VWAP) of the twenty (20) trading days prior to the Change in Control.”

American Battery Technology Company, a Nevada corporation

Signature:	/s/ Ryan Melsert	Signature:	/s/ Elizabeth Lowery

Name:	Ryan Melsert	Name:	Elizabeth Lowery

Address:	100 Washington St., Suite 100

Reno, NV 89503